UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 24, 2012

PURE CYCLE CORPORATION

(Exact name of registrant as specified in its charter)

Colorado	0-8814	84-0705083
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1490 Lafayette Street, Suite 203, Denver, CO 80218

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (303) 292-3456

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by Pure Cycle Corporation (the “Registrant”), a Colorado corporation, in connection with the matters described herein.

ITEM 8.01 OTHER EVENTS

The Registrant received a letter on behalf of High Plains A & M, LLC (“High Plains”), threatening to initiate a lawsuit against the Registrant alleging breaches of representations made in connection with the Asset Purchase Agreement entered into between the Registrant and High Plains on May 10, 2006, related to the purchase of the Registrant’s Arkansas River water and land. High Plain’s threatened claims relate to the issues currently being litigated by the Registrant in its lawsuit against the State of Colorado acting by and through its State Board of Land Commissioners (the “Land Board”) regarding the Registrant’s exclusive right to provide water service to the Land Board’s Lowry Range property. As previously reported in the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 19, 2011, the Registrant and the Rangeview Metropolitan District filed a suit on that date against the Land Board to protect the Registrant’s exclusive right to provide water to the Lowry Range.

The Registrant believes that the allegations of High Plains are without merit. The Registrant is fully prepared to enforce and protect its exclusive right to provide water service to the Lowry Range. The Registrant intends to vigorously defend any suit commenced by High Plains.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 24, 2012

PURE CYCLE CORPORATION

/s/ Mark W. Harding
By: Mark W. Harding,
President and Chief Financial Officer

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